CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying quarterly report on Form 10-Q of DLD Group, Inc. for the quarter ending September 30, 2012, I, Keren Zhao, Chief Executive Officer and Principal Accounting Officer of DLD Group, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such quarterly report of Form 10-Q for the quarter ending September 30, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such quarterly report of Form 10-Q for the quarter ending September 30, 2012, fairly represents in all material respects, the financial condition and results of operations of DLD Group, Inc..

Date: November 14, 2012

DLD Group, Inc.

By:	/s/ Keren Zhao
Keren Zhao
Chief Executive Officer and Principal Accounting Officer